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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): SEPTEMBER 4, 2001
                         Commission File Number: 0-29911


                           CALDERA INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                  DELAWARE                                   87-0617393
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       (State or other jurisdiction of                      (IRS Employer
       incorporation or organization)                    Identification No.)


           240 WEST CENTER STREET
                 OREM, UTAH                                     84057
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  (Address of Principal Executive Offices)                   (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (801) 765-4999
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                                      N/A
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              (Former name, former address, and formal fiscal year,
                          if changed since last report)


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                              ITEM 5. OTHER EVENTS

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PROPOSED STOCK CONSOLIDATION

         The board of directors of Caldera International, Inc., has unanimously approved submitting to the stockholders a proposal to consolidate the issued and outstanding common stock of the Company on the basis of one share for each six shares previously outstanding. This action was taken by the board to seek to increase the pool of potential investors in the common stock and to pre-empt any action that might be taken by Nasdaq to delist the common stock. The Company's stock has traded below the minimum $1.00 bid price required by Nasdaq since late July. The low trading price has increased the difficulty of attracting analysts for the common stock and the interest of institutional investors in acquiring shares. The board hopes that the proposed stock consolidation will result in an increase in the per share price that will assist in addressing these concerns. The proposed stock consolidation will not be implemented until after a stockholders' meeting, which the Company intends to schedule in the near future.

LITIGATION

         Since July 11, 2001, four complaints have been filed in the United States District Court for the Southern District of New York, alleging that our predecessor, Caldera Systems, Inc., various of our officers and various of the underwriters involved in our initial public offering violated federal securities laws. The complaints allege, among other factual bases for the claims asserted, that a registration statement dated January 10, 2000, and a prospectus dated March 21, 2000, for the public offering of 5 million shares of Caldera Systems', our predecessor's, common stock contained material misrepresentations or omissions or both. The complaint further alleges that the misrepresentations and omissions consisted of, among other things, the failure by Caldera Systems to disclose in the registration statement and the prospectus that the underwriters involved in the offering described in the registration statement and prospectus received compensation for the distribution of securities in the offering from parties other than Caldera Systems. The plaintiffs seek certification of the actions as class actions, an unspecified amount of damages suffered by the plaintiff and the other members of the class, if any, rescission to the members of the class, if any, who do not continue to hold Caldera Systems common stock and attorneys' fees and costs. We have only recently become aware of these complaints and have not yet filed a response. We intend to investigate the claims in the complaints and take action as we deem appropriate. We have notified our insurance carrier and placed the underwriters involved in the public offering of our stock on notice that we intend to seek indemnification from them. We are currently unable to predict the possible outcome of this litigation.



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                                   SIGNATURES

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         Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 4, 2001         CALDERA INTERNATIONAL, INC.


                                  By /s/ Robert K. Bench
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                                    Robert K. Bench
                                    (Chief Financial Officer
                                    Principal Financial and Accounting Officer)



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